Anexo “E”

CONVENIO DE GARANTIA ABSOLUTA E INCONDICIONAL

CONOZCAN TODOS LOS HOMBRES POR ESTA COMPARECENCIA: Que,

Este Convenio de Garantía Absoluta e Incondicional (la “Garantía”), se celebra y se entrega este 24 de Junio de 2022, por y entre FRACCIONADORA RESIDENCIAL HACIENDA AGUA CALIENTE, S. DE R.L. DE C.V. representado en este acto por el Ing. Christian Alejandro Carrillo Fregoso (el “Arrendador”), y VAPOTHERM INC., (de aquí en adelante, en conjunto el “Garante “).

D E C L A R A C I O N E S:

BAJA FUR, S.A. DE C.V., una empresa organizada y existente bajo las leyes del País de México (“Arrendatario”), y el Arrendador son partes de ese determinado Contrato de Arrendamiento efectivo a partir del 17 de junio de 2022 (el “Contrato”). Para inducir al Arrendador a celebrar el Contrato, el Garante acordó ejecutar y entregar al Arrendador esta Garantía.

El Garante reconoce que el Arrendador no hubiere aceptado celebrar el Contrato, sin la celebración y entrega por parte del Garante de esta Garantía.

AHORA, POR LO TANTO, en consideración de las promesas y otras consideraciones buenas y valiosas, cuyo recibo y suficiencia son reconocidos por el Garante, el Garante se obliga ante el Arrendador (y los sucesores y cesionarios del Arrendador) conforme a lo siguiente:

El Garante garantiza de manera absoluta, incondicional e irrevocable el pago y el cumplimiento pronto y completo, cuando se hubieren causado, ya sea por aceleración o de otro modo, de todas las obligaciones, responsabilidades y convenios, ya sean actuales o posteriores, del Arrendatario al Arrendador, y que surjan de conformidad con el Contrato, incluidos, entre otros, todos los montos adeudados al Arrendador como renta o de cualquier otro tipo, conforme al Contrato (las “Obligaciones”). El Garante acuerda pagar y/o cumplir puntualmente, a solicitud escrita del Arrendador, cada una de las Obligaciones que el Arrendatario no pague o cumpla, como y cuando, deban ser cumplidas y pagadas, de la misma manera que dicho monto se adeuda por el Arrendatario. Para los efectos del presente, las Obligaciones se deberán cumplir y/o pagar, cuando las mismas vayan siendo debidas y deban ser pagadas, conforme a los términos del Contrato, a pesar del

Exhibit “E”

ABSOLUTE UNCONDITIONAL CORPORATE GUARANTY AGREEMENT

KNOW ALL MEN BY THESE PRESENCE: That,

This Absolute Unconditional Guaranty Agreement (the “Guaranty”) is executed and delivered this 24 day of June, 2022 by and between FRACCIONADORA RESIDENCIAL HACIENDA AGUA CALIENTE, S. DE R.L. DE C.V. represented herein by Ing. Christian Alejandro Carrillo Fregoso (the “Landlord”), and VAPOTHERM INC. (hereinafter collectively referred to as the “Guarantor”).

R E C I T A L S:

BAJA FUR, S.A. DE C.V., a company organized and existing under the laws of the Country of Mexico (“Tenant”), and Landlord are parties to that certain Lease Contract dated June 17th, 2022 (the “Agreement”). In order to induce Landlord to enter into the Agreement, Guarantor agreed to execute and deliver to Landlord this Guaranty.

Guarantor acknowledges that Landlord would not have entered into the Agreement without the execution and delivery by Guarantor of this Guaranty.

NOW THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Landlord (and Landlord’s successors and assigns) as follows:

Guarantor absolutely, unconditionally and irrevocably guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of all obligations, liabilities and covenants, whether now in existence or hereafter arising, of Tenant to Landlord, and arising under the Agreement, including without limitation all amounts due to Landlord as rent or otherwise under the Agreement (the “Obligations”). Guarantor hereby agrees to pay and/or perform punctually, upon written demand by Landlord, each such Obligation which is not paid or performed as and when due and payable by Tenant, in like manner as such amount is due from Tenant. For purposes hereof, the Obligations shall be performed and/or due and payable when due and payable under the terms of the Agreement notwithstanding the fact that the collection or enforcement thereof as against Tenant may be stayed or enjoined under Title 11 of the United States Code or similar applicable law in the country of hecho de que la recaudación o ejecución de la misma en contra del Arrendatario se puede suspender u ordenar según el Título 11 del Código de los Estados Unidos o conforme a la ley similar aplicable en el país de México o Canadá. Esta Garantía es de pago y no de cobro.

Las obligaciones del Garante en virtud de esta Garantía son absolutas e incondicionales y no se verán afectadas por la autenticidad, validez, regularidad o exigibilidad de las Obligaciones o el Contrato, ni por ninguna otra circunstancia relacionada con las Obligaciones o el Contrato que de otro modo podría constituir un acto legal o similar, de liberación o defensa de un garante o aval. El Garante, mediante la presente, renuncia irrevocablemente a todas y cada una de las defensas de caución, las defensas que el Arrendatario pudiera hacer valer (excepto el pago) y todas las demás defensas que de otro modo estarían disponibles para el Garante. Todos los pagos del Garante de conformidad con esta Garantía se realizarán sin compensación. El Arrendador no estará obligado a presentar ningún reclamo relacionado con las Obligaciones en caso de que el Arrendatario quede sujeto a una quiebra, reorganización o procedimiento similar, y el incumplimiento por parte del Arrendador no afectará las Obligaciones del Garante bajo esta Garantía. El Garante renuncia irrevocablemente a cualquier derecho a exigir al Arrendador que busque cualquier otro recurso en poder del Arrendador, ya sea contra el Arrendatario o en contra de cualquier otro obligado principal o secundario, con respecto a las Obligaciones. El Garante renuncia irrevocablemente a cualquier defensa que surja debido a una incapacidad, quiebra, reorganización o procedimiento similar, que involucre al Arrendatario. En el caso de que cualquier pago con respecto a las Obligaciones se rescinda o deba ser devuelto por cualquier motivo, el Garante seguirá siendo responsable bajo esta Garantía con respecto a tales Obligaciones como si dicho pago no se hubiera realizado.

El Garante acepta que el Arrendador puede, en cualquier momento, y de vez en cuando, ya sea antes o después del vencimiento del mismo, sin previo aviso o consentimiento adicional del Garante, extender el tiempo de pago o cumplimiento de, o renovar cualquiera de las Obligaciones, y también puede concretar cualquier acuerdo con el Arrendatario o con cualquier otra parte o persona responsable de cualquiera de las obligaciones, o interesado en el mismo, para la extensión, renovación, pago, compromiso, renuncia, exoneración o liberación de la misma, en su totalidad o en parte, o por cualquier enmienda o modificación de los términos del mismo o del Contrato o cualquier otro acuerdo entre el Arrendador y el

Mexico or Canada. This Guaranty is one of payment and not of collection.

Guarantor’s obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Agreement, or by any other circumstance relating to the Obligations or the Agreement which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety. Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Tenant (except payment) and all other defenses that would otherwise be available to Guarantor. All payments by Guarantor pursuant to this Guaranty shall be made without setoff. Landlord shall not be obligated to file any claim relating to the Obligations in the event that Tenant becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Landlord so to file shall not affect Guarantor’s obligations under this Guaranty. Guarantor irrevocably waives any right to require Landlord to pursue any other remedy in Landlord’s power whatsoever, whether against Tenant or any other obligor principally or secondarily obligated with respect to the Obligations. Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving Tenant. In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

Guarantor agrees that Landlord may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Guarantor, extend the time of payment of, or performance of, or renew, any of the Obligations, and may also make any agreement with Tenant or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Agreement or any other agreement between Landlord and Tenant or any such other party or person, without in any way impairing, releasing or affecting the liabilities of Guarantor under this Guaranty.

Arrendatario o cualquier otra parte o persona, sin menoscabar, liberar o afectar las responsabilidades del Garante, en virtud de esta Garantía.

El Garante no ejercerá ningún derecho que pueda adquirir mediante subrogación hasta que todas las Obligaciones del Arrendador hayan sido pagadas en su totalidad, o ejecutadas en su totalidad. Cualquier monto pagado al Garante en violación de la oración anterior se mantendrá en fideicomiso para el beneficio del Arrendador y se le pagará inmediatamente al Arrendador para que se acredite y se aplique a las Obligaciones, ya sean Vencidas o no. El Garante por la presente subordina todas y cada una de sus responsabilidades y endeudamiento, al pago previo irrevocable en su totalidad de las Obligaciones.

Esta Garantía permanecerá en pleno vigor y efecto y será vinculante para el Garante, sus sucesores y cesionarios hasta que se hayan cumplido todas las Obligaciones en su totalidad y el Contrato se haya rescindido o se haya cumplido por completo. Esta Garantía no puede ser modificada, cancelada o terminada oralmente o de ninguna otra manera que no sea mediante un acuerdo por escrito firmado por el Arrendador y el Garante. Esta es una Garantía continúa relacionada con todas las Obligaciones, incluidas las que surjan durante cualquier término remanente o que surjan de transacciones que renueven o extiendan el término del Contrato, cambien los términos de cualquier Obligación o creen Obligaciones nuevas o adicionales después de que las Obligaciones anteriores hayan sido totalmente o parcialmente satisfechas, independientemente de cualquier lapso de tiempo. Si alguna de las Obligaciones presentes o futuras, está garantizada por personas, sociedades, corporaciones u otras entidades, además del Garante, la muerte, liberación o exoneración, total o parcial, o la quiebra, liquidación o disolución de una o más de ellas, no liberará, ni afectará, las responsabilidades del Garante bajo esta Garantía. Las Obligaciones del Garante bajo este instrumento, serán adicionales y no sustituirán a ninguna otra obligación, garantía o responsabilidad, existente en cualquier momento, con respecto a las Obligaciones, responsabilidades y convenios del Arrendatario bajo el Contrato.

Ningún incumplimiento por parte del Arrendador del ejercicio, y ningún retraso en el ejercicio, cualquier derecho, recurso o poder bajo esta Garantía funcionará como una renuncia del mismo, ni ningún ejercicio único o parcial por parte del Arrendador de ningún derecho o recurso bajo esta Garantía excluye cualquier otro ejercicio futuro de cualquier derecho, recurso o poder bajo esta

Guarantor will not exercise any rights which it may acquire by way of subrogation until all of the Obligations to Landlord shall have been indefeasibly paid in full, or performed in its entirety. Any amount paid to Guarantor in violation of the preceding sentence shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied to the Obligations, whether matured or unmatured. Guarantor hereby subordinates any and all liabilities and indebtedness to Guarantor to the prior indefeasible payment in full of the Obligations.

This Guaranty shall remain in full force and effect and be binding upon Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Agreement shall have been terminated or fully performed. This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Landlord and Guarantor. This is a continuing Guaranty relating to all Obligations, including any arising during any holdover term or arising under transactions renewing or extending the term of the Agreement, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time. If any of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of Guarantor under this Guaranty. The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Tenant’s obligations, liabilities and covenants under the Agreement.

No failure on the part of Landlord to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by Landlord of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty. Each and every right, remedy and power granted to Landlord under this Guaranty or allowed it by law or by the Agreement or any other agreement shall be cumulative and

Garantía. Todos y cada uno de los derechos, recursos y poderes otorgados al Arrendador en virtud de esta Garantía o permitidos por la ley o por el Contrato o cualquier otro acuerdo, serán acumulativos, y no excluyentes de ningún otro, y el Arrendador podrá ejercerlos de vez en cuando.

El Garante por la presente renuncia al aviso de aceptación de esta Garantía y al aviso de cualquier obligación u responsabilidad a la que pueda aplicarse, y renuncia a la presentación, demanda de pago, protesta, aviso de incumplimiento o falta de pago de dicha obligación o responsabilidad, demanda o toma de otra acción del Arrendador en contra de, y todos los demás avisos de cualquier tipo a, el Arrendatario, Garante, u otros.

El Arrendador puede, en cualquier momento y de vez en cuando, sin previo aviso o consentimiento del Garante y sin menoscabar o liberar las Obligaciones del Garante en virtud del presente: (a) tomar o no tomar ninguna acción de cualquier tipo con respecto a cualquier garantía por cualquier obligación, pacto o responsabilidad del Arrendatario con el Arrendador, (b) ejercer o abstenerse de ejercer cualquier derecho contra el Arrendatario u otros, (c) comprometer o subordinar cualquier obligación o responsabilidad del Arrendatario al Arrendador, incluida cualquier garantía para ello, (d) consentir la cesión por El Arrendatario de su interés en el Contrato, o (e) consentir cualquier otro asunto o tema relacionado con el Contrato. El Garante acuerda reembolsar al Arrendador el costo y los honorarios razonables de abogados, incurridos por el Arrendador para hacer cumplir esta Garantía.

El Garante declara y garantiza al Arrendador que (a) el Contrato ha sido debidamente autorizado, celebrado y entregado por el Arrendatario y es un instrumento legal, válido y vinculante que se puede hacer cumplir contra el Arrendatario de acuerdo con sus términos, y (b) esta Garantía ha sido debidamente autorizada, celebrada y entregada por el Garante, y es un instrumento legal, válido y vinculante que se puede hacer cumplir contra el Garante de acuerdo con sus términos.

El Garante no puede ceder sus derechos ni delegar sus obligaciones contenidos dentro de esta Garantía, en su totalidad o en parte, sin el consentimiento previo por escrito del Arrendador, y cualquier asignación o delegación supuesta en ausencia de dicho consentimiento es nula. Esta Garantía permanecerá en pleno vigor y efecto, a pesar de (a) cualquier cesión o transferencia por parte del Arrendatario de su interés en el Contrato (en cuyo caso, esta Garantía se aplicará, desde y después de dicha not exclusive of any other, and may be exercised by Landlord from time to time.

Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Landlord against, and all other notices whatsoever to, Tenant, Guarantor or others.

Landlord may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the obligations of Guarantor hereunder: (a) take or fail to take any action of any kind in respect of any security for any obligation, covenant or liability of Tenant to Landlord, (b) exercise or refrain from exercising any rights against Tenant or others, (c) compromise or subordinate any obligation or liability of Tenant to Landlord including any security therefor, (d) consent to the assignment by Tenant of its interest in the Agreement, or (e) consent to any other matter or thing under or relating to the Agreement. Guarantor agrees to reimburse Landlord for the costs and reasonable attorneys’ fees incurred by reason of Landlord having to enforce this Guaranty.

Guarantor represents and warrants to Landlord that (a) the Agreement has been duly authorized, executed and delivered by Tenant and is a legal, valid and binding instrument enforceable against Tenant in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of Landlord, and any purported assignment or delegation absent such consent is void. This Guaranty shall remain in full force and effect notwithstanding (a) any assignment or transfer by Tenant of its interest in the Agreement (in which case this Guaranty shall apply, from and after such assignment or transfer, to all of the obligations, liabilities and covenants of the assignee or transferee under the Agreement), or (b) any assignment or transfer by Landlord of its interest in the Agreement (in which case Guarantor's obligations under cesión o transferencia, a todas las obligaciones, responsabilidades, y convenios del cesionario o cesionario en virtud del contrato), o (b) cualquier cesión o transferencia por parte del Arrendador de su interés en el Contrato (en cuyo caso las obligaciones del Garante en virtud de esta Garantía redundarán en beneficio del cesionario del Arrendador), en cada caso, independientemente de si el Garante tiene notificación o está de acuerdo con dicha cesión o transferencia. Si algún cesionario no es una entidad afiliada o subsidiaria del Arrendatario o Garante, esta Garantía solo cubrirá las obligaciones existentes del Contrato: y no las obligaciones establecidas en las modificaciones realizadas por dicho cesionario.

Se entiende que otros acuerdos similares a esta Garantía de Arrendamiento pueden, a la sola opción y discreción del Arrendador, ser ejecutados por otras personas con respecto al Arrendamiento. Esta Garantía de Arrendamiento será acumulativa de dichos acuerdos y las responsabilidades y responsabilidades el suscrito firmante, no se verán afectados, ni disminuidos, en ningún caso por tales otros acuerdos. Además, en caso de que el Arrendador obtenga la firma de más de un garante en esta Garantía de Arrendamiento u obtenga acuerdos de garantía adicionales, o ambos, el suscrito firmante acuerda que el Arrendador, a su exclusivo criterio, puede (i) comprometer o llegar a un acuerdo con uno o más de los garantes, conforme el Arrendador considere conveniente y apropiado, y (ii) liberar a uno o más de los garantes, de sus responsabilidades. El abajo firmante acuerda además que tal acción no menoscabará los derechos del Arrendador de hacer cumplir el Arrendamiento contra cualquier garante o garantes restantes, incluido el suscrito firmante.

El Garante, en este acto, renuncia a sus derechos a un juicio con jurado de cualquier reclamo o causa de acción basada en esta Garantía o que surja de ésta, o el objeto de la misma o de la misma. El alcance de esta exención tiene por objeto abarcar todas y cada una de las disputas que se puedan presentar en cualquier tribunal y que se relacionen con el tema del Contrato, incluyendo, entre otras, las reclamaciones contractuales, las demandas por agravios y las demandas por incumplimiento de obligaciones, y todas las demás demandas de derecho consuetudinario y estatutario. Esta sección ha sido completamente discutida y estas disposiciones no estarán sujetas a ninguna excepción. El Garante además garantiza y declara que el Garante ha revisado esta exención con su asesor legal, y que el Garante renuncia consciente y voluntariamente a sus derechos de juicio ante el Jurado luego de consultar con un asesor legal.

this Guaranty shall inure to the benefit of Landlord's assignee or transferee), in each case irrespective of whether Guarantor has notice of or consents to any such assignment or transfer. If any assignee is not an entity affiliated with, or a subsidiary of Tenant or Guarantor this Guaranty shall only cover the existing obligations of the Agreement, and not the obligations set forth in amendments made by such assignee.

It is understood that other agreements similar to this Guaranty of Lease may, at Landlord's sole option and discretion, be executed by other persons with respect to the Lease. This Guaranty of Lease shall be cumulative of any such agreements and the liabilities and obligations of the undersigned hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, in the event Landlord obtains the signature of more than one guarantor on this Guaranty of Lease or obtains additional guarantee agreements, or both, the undersigned agree that Landlord, in Landlord's sole discretion, may (i) compromise or settle with any one or more of the guarantors for such consideration as Landlord may deem proper, and (ii) release one or more of the guarantors from liability. The undersigned further agree that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor or guarantors, including the undersigned.

Guarantor hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this guaranty, or the subject matter hereof or thereof. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. This section has been fully discussed and these provisions will not be subject to any exceptions. Guarantor further warrants and represents that guarantor has reviewed this waiver with its legal counsel, and that guarantor knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

Además, se entiende y acuerda que el Garante renuncia a cualquier derecho a solicitar la suspensión de cualquier acción legal o procedimiento iniciado por el Arrendador contra el Garante de conformidad con esta Garantía Corporativa por cualquier motivo, incluyendo, entre otros, cualquier defensa que dicha acción legal o el procedimiento debe suspenderse porque el Arrendador ha iniciado en cualquier momento una(s) acción(es) legal(es) contra el Arrendatario en México y / o ese Arrendatario ha iniciado en cualquier momento una(s) acción(es) legal(es) contra el Arrendador en México.

Esta Garantía se realiza bajo, y se interpretará de acuerdo con las leyes del Estado de Baja California, México, y se regirá por ellas, sin tener en cuenta los principios de conflicto de leyes. El Garante y el Arrendador acuerdan solidariamente someterse a la jurisdicción exclusiva de los tribunales ubicados en el Estado de California, Estados Unidos de América, sobre cualquier disputa que surja o esté relacionada con esta garantía. Además, acuerdan que el único lugar para resolver cualquier disputa que surja de o esté relacionada con esta Garantía será en el Tribunal Superior del Estado de California, ubicado en el Condado de San Diego, California.

El Garante tendrá derecho a reparar cualquier incumplimiento por parte del Arrendatario y/o sus cesionarios, respecto del Contrato, dentro de los plazos establecidos conforme al mismo.

En caso de incumplimiento, el Arrendador no estará obligado a iniciar ninguna acción contra el Arrendatario o cualquier cesionario respecto del Contrato, como condición para la obligación del Garante de cumplir con las obligaciones del Arrendatario y/o del cesionario en virtud del Contrato. El Garante se compromete a subsanar todos esos eventos de incumplimiento dentro del período de tiempo establecido en el Contrato, o en caso de no estar establecidos, dentro de los 30 (Treinta) días posteriores a la recepción por parte del Garante, de la notificación de dicho incumplimiento dada por el Arrendador, a menos que, sin embargo, El Arrendatario y/o el cesionario, hayan subsanado dicho incumplimiento dentro del período de tiempo establecido en el Contrato, o en caso de no estar establecidos, dentro de los 30 (Treinta) días. El Garante renuncia expresamente a cualquier defensa, derecho o privilegio que pueda corresponderle, para iniciar o agotar cualquier acción contra el Arrendatario y/o cualquier cesionario.

Furthermore, it is understood and agreed that Guarantor waives any right to seek a stay of any legal action or proceeding initiated by Landlord against Guarantor pursuant to this Corporate Guaranty for any reason whatsoever, including but not limited to any defense that any such legal action or proceeding should be stayed because Landlord has initiated at any time a legal action(s) or proceeding(s) against the Tenant in Mexico and/or that Tenant has initiated at any time a legal action(s) or proceeding(s) against the Landlord in Mexico.

This guaranty is made under, shall be construed in accordance with, and be governed by, the laws of the State of Baja California, Mexico without regard of any principles of conflicts of law. Guarantor and Landlord jointly and severally agree to submit to the exclusive jurisdiction of courts located in the State of California, United States of America, over any disputes arising out of or relating to this guaranty. It is further agreed that the sole venue over any disputes arising out of or relating to this guaranty shall be in the Superior Court of the State of California, located in San Diego County, California.

The Guarantor shall have the right to cure Tenant’s and/or any assignee’s default under the Agreement within the time periods established thereunder.

In the event of default, the Landlord shall not be required to commence any action against the Tenant or any assignee under the Agreement as condition to the obligation of the Guarantor to perform Tenant’s and/or such assignee’s obligations under the Agreement. The Guarantor agrees to cure all such events of default within the period of time established in the Agreement or if there is none within 30 (Thirty) days following the receipt by the Guarantor of notice of such default given by the Landlord, unless, however, Tenant and/or such assignee has cured such default within the period of time established in the Agreement or if there is none within said 30 (Thirty) day period. Guarantor expressly waives any defense, right or privilege that it may correspond to require to start or be exhausted any action against Tenant and/or any assignee.

Las notificaciones entregadas por el Arrendador al Garante con respecto a esta Garantía, incluida una traducción al inglés, se transmitirán al Garante, por correo certificado o mediante servicios de mensajería internacional, como DHL, UPS o Federal Express, con acuse de recibo, a:

VAPOTHERM INC.

Attn: John Landry

Vicepresidente Senior y Director Financiero

Dirección: 100 Domain Drive

Exeter, NH 03833

Todos los avisos, solicitudes, demandas y otras comunicaciones bajo esta Garantía, se realizarán por escrito. Se considerarán debidamente entregados, tras su depósito en el servicio de mensajería. Cada garante que sea signatario a continuación, es responsable solidario de las obligaciones de esta Garantía.

El presente documento puede estar escrito en español e inglés, y en caso de controversia, prevalecerá la versión en inglés. EN TESTIMONIO DE LO CUAL, esta Garantía se ha celebrado y entregado en la fecha y año mencionados.

FECHA: 24 de Junio de 2022

GARANTE:

VAPOTHERM INC.

Firma: /s/ John Landry

Por John Landry, su Vicepresidente Senior y Director de Finanzas debidamente autorizado.

RECONOCIMIENTO NOTARIAL ADJUNTO

ESTADO DE NEW HAMPSHIRE

CONDADO DE ROCKINGHAM

Este instrumento fue reconocido ante mí en 24 de Junio de 2022 por John Landry como el Vicepresidente Senior y Director de Finanzas debidamente autorizado de Vapotherm, Inc.

___________________________

(Firma Legible de oficial notarial)

Notices given by the Landlord to Guarantor with respect to this Guaranty shall be transmitted by registered mail or using international courier services, such as DHL, UPS, or Federal Express, return receipt requested, including an English translation to Guarantor at:

VAPOTHERM INC.

Attn: John Landry

Senior Vice President and Chief Financial Officer

Address: 100 Domain Drive

Exeter, NH 03833

All notices, requests, demands and other communications under this Guaranty shall be in writing. They shall be deemed to have been duly given upon deposit with the courier service. Each guarantor that is a signatory below is jointly and severally liable for the obligations under this Guaranty.

The present document may be written in both Spanish and English, and in case of any controversy, the English version will prevail. IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date and year first above written.

DATED: June 24, 2022

GUARANTOR:

VAPOTHERM INC.

Signature: /s/ John Landry

By John Landry, its duly authorized Senior Vice President and Chief Financial Officer

NOTARIAL ACKNOWLEDMENT ATTACHED

STATE OF NEW HAMPSHIRE

COUNTY OF ROCKINGHAM

This instrument was acknowledged before me on June 24, 2022 by John Landry as the duly authorized Senior Vice President and Chief Financial Officer of Vapotherm, Inc.

___________________________

(Legible Signature of notarial officer)

{SELLO, si aplica} _____________, Título (y Grado) Mi comisión expira: ___ de ____________ de 2023.	{SEAL, If any} ___________________, Title (and Rank) My commission expires: _____________ ___, 2023